Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 17, 2023, on the consolidated financial statements of MetaWorks Platforms, Inc for the year ended December 31, 2022, included herein on the Registration Statement of MetaWorks Platforms, Inc on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/S/ INTEGRITAT CPA (PCAOB ID 6624)
Boca Raton, Florida
April 27, 2023